Exhibit 99.1
— — Perot Systems News Release — —

Perot Systems Corporation
2300 West Plano Parkway
Plano, TX 75075
+1 972 577 0000
www.perotsystems.com
Media Contacts:
Perot Systems Corporation
Joe McNamara
+1 972 577-6165
joe.mcnamara@ps.net
Investor Contact:
John Lyon
+1 972 577-6132
+1 972-577-6791 fax
john.lyon@ps.net
Perot Systems Reports Second Quarter 2009
Financial Results
Grows Revenue, Profit Margins, and Earnings per Share
from the First Quarter to the Second Quarter
Plano, TX — August 4, 2009 — Perot Systems Corporation (NYSE: PER) today announced second quarter 2009 financial results:
•	Earnings per share (diluted) was $.25, an increase of 4% over second quarter 2008 earnings per share (diluted) of $.24.
•	Revenue was $628 million, a decrease of 11% year-to-year from second quarter 2008 revenue of $705 million. The primary sources for this decline were decreases to project-based services, a reduction to low margin pass through revenue primarily from two previously disclosed contract renewals, and the unfavorable effect of currency exchange fluctuations, partially offset by the revenue contribution from new major contract signings.
•	Operating profit margin expanded year-to-year by 0.9 percentage points to 7.6% for the second quarter of 2009.
•	Total bookings, which include contract renewals, totaled $362 million for the second quarter of 2009, bringing the total value of bookings during the past twelve months to $2.3 billion. The total contract value of new contracts signed in the second quarter of 2009 was $135 million, bringing the total contract value of new contracts signed over the past twelve months to $1.0 billion.
•	Operating Cash Flow and Capital Expenditures for the second quarter of 2009 totaled $55 million and $14 million, respectively. Trailing twelve month Operating Cash Flow and Capital Expenditures were $213 million and $57 million, respectively.
•	As of June 30, 2009, Cash, Short-term Investments, and Debt totaled $291 million, $38 million, and $185 million, respectively.

Perot Systems Earnings Release	2 of 7
“New business wins and the value we are creating for our clients resulted in another solid quarter of performance,” said Peter Altabef, president and CEO for Perot Systems. “In the quarter, we grew revenue, profit margins and earnings sequentially, while continuing to produce strong levels of cash flow. While current market conditions require us to manage our business and cost structure tightly, we continue to make important investments in our business that are helping us to better serve our clients. We are developing next generation solutions for the deployment of electronic health records, creating financing options that reduce the investment necessary for healthcare providers to demonstrate meaningful use, and are helping clients to strengthen cash flow, while simultaneously reducing administrative costs through our revenue cycle services. As a leader in providing technology services to healthcare providers, we are well prepared to help our clients navigate the changing healthcare environment.”
Business Outlook
For the third quarter of 2009, Perot Systems expects that revenue additions from new sales could be offset by work ending, most of which was previously expected. As a result, Perot Systems expects revenue to range from $620 million to $640 million. On a sequential basis, Perot Systems expects that third quarter 2009 earnings per share (diluted) will be flat-to-slightly lower than the second quarter of 2009 as a result of more mature engagements ending and early stage new sales starting. Consistent with the typical model for outsourcing contracts, these new sales are expected to reach full levels of profitability over time. Earnings per share (diluted) is expected to range from $.23 to $.25 for the third quarter of 2009.
Conference Call
Perot Systems will hold a conference call to review second quarter 2009 results of operations on August 4, 2009, at 10:15 a.m. EDT. Parties interested in participating may join the conference call via the Internet at www.perotsystems.com. Additionally, Perot Systems has published a downloadable summary of its second quarter 2009 financial results at www.perotsystems.com.

Perot Systems Earnings Release	3 of 7
Perot Systems Corporation
Condensed Consolidated Income Statements
For the Three Months Ended June 30, 2008 and 2009
(Millions of USD, except per share amounts)
Unaudited

	Three Months Ended
	June 30
	2008	2009
Revenue	$705	$628
Direct cost of services	585	503

Gross profit	120	125
Selling, general & admin	73	77

Operating income	47	48
Other income, net	1	—
Interest expense, net	(1)	—

Income before taxes	47	48
Provision for income taxes	17	17

Net income	$30	$31

Earnings per share (diluted) data:
Earnings per share (diluted)	$.24	$.25
Shares outstanding (diluted)	121	121

Perot Systems Earnings Release	4 of 7
Perot Systems Corporation
Revenue Summary
For the Three Months Ended June 30, 2009
(Millions of USD)
Unaudited

Revenue
2Q 2008	$705
Growth/(Decrease) Related to:
New major contract signings	15
TTM acquisitions 1)	4
Accounts and projects 2)	(90)

Industry Solutions	(71)

Government Services	(6)

Inter-segment eliminations 3)	—

2Q 2009	$628

	Revenue	Year-to- Year Change	% of Total
Healthcare 1)	$302	(8%)	48%
Commercial	173	(21%)	27%

Industry Solutions	475	(13%)	75%

Government Services	155	(4%)	25%

Inter-segment eliminations 3)	(2)	n/m	n/m

Total	$628	(11%)	100%

Perot Systems Earnings Release	5 of 7
Perot Systems Corporation
Condensed Consolidated Balance Sheets
As of December 31, 2008 and June 30, 2009
(Millions of USD)
Unaudited

	As of	As of
	12/31/2008	6/30/2009
Cash and cash equivalents	$234	$291
Short-term investments	36	38
Accounts receivable, net	443	400
Prepaid expenses and other	93	116

Total current assets	806	845
Property, equip. & software, net	221	221
Goodwill	730	729
Other non-current assets	221	217

Total assets	$1,978	$2,012

Current liabilities	$361	$318
Long-term liabilities	312	299
Stockholders’ equity	1,305	1,395

Total liabilities & stockholders’ equity	$1,978	$2,012

Perot Systems Earnings Release	6 of 7
Perot Systems Corporation
Condensed Consolidated Statements of Cash Flows
For the Three Months Ended June 30, 2008 and 2009
(Millions of USD)
Unaudited

	Three Months Ended
	6/30/2008	6/30/2009
Net income	$30	$31
Depreciation and amortization	28	27
Changes in assets and liabilities (net of effects from acquisitions of businesses) and other non-cash items	2	(3)

Net cash provided by operating activities	60	55

Purchases of property, equipment & software	(13)	(14)
Purchases of short-term investments	—	(48)
Proceeds from sale of short-term investments	—	17
Acquisitions of businesses, net	(21)	—
Other	(1)	—

Net cash used by investing activities	(35)	(45)

Repayment of long-term debt	(32)	—
Proceeds from issuance of common stock	4	4
Proceeds from issuance of treasury stock	3	3
Other	—	(1)

Net cash provided by (used in) financing activities	(25)	6

Effect of exchange rate changes on cash	(5)	9

Net cash flow	($5)	$25

Perot Systems Earnings Release	7 of 7
Footnotes
1.	During the past twelve months, Perot Systems acquired Tellurian Networks, Inc. This acquisition contributed $4 million of revenue for the second quarter, which is reported in the Healthcare area of our Industry Solutions line of business.
2.	The $90 million reduction to revenue is primarily related to a $43 million decrease in our project-based services, a $23 million reduction of low margin pass through revenue primarily resulting from a previously disclosed contract renewal, and a $10 million impact from foreign currency movements.
3.	Inter-segment eliminations relate to the revenue associated with services provided by delivery organizations within our Industry Solutions line of business to clients in our Government Services line of business.
About Perot Systems
Perot Systems is a worldwide provider of information technology services and business solutions. Through its flexible and collaborative approach, Perot Systems integrates expertise from across the company to deliver custom solutions that enable clients to accelerate growth, streamline operations and create new levels of customer value. Headquartered in Plano, Texas, Perot Systems reported 2008 revenue of $2.8 billion. The company has more than 23,000 associates located in the Americas, Europe, Middle East and Asia Pacific. Additional information on Perot Systems is available at http://www.perotsystems.com/.
This press release contains forward-looking statements that are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. For factors that could affect our business and cause actual results to differ materially, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the U.S. Securities and Exchange Commission and available at http://www.sec.gov/, as updated in our Quarterly Reports on Form 10-Q filed after such Form 10-K, for additional information regarding risk factors. We disclaim any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments, or otherwise.
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